Exhibit 99.01

Press Release+

Available for Immediate Publication: April 26, 2017

First National Bank of Northern California Reports First Quarter 2017 Earnings of $0.62 Per Diluted Share

Source: FNB Bancorp (CA) (NASDAQ:FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

FNB Bancorp (NASDAQ: FNBG), parent company of First National Bank of Northern California (the “Bank”), today announced net earnings available to common stockholders for the first quarter of 2017 of $3,089,000 or $0.62 per diluted share, compared to net earnings available to common shareholders of $2,567,000 or $0.52 per diluted share for the first quarter of 2016.

During the first quarter of 2017, our net interest income was $11.2 million, an increase of $475,000 from the first quarter of 2016. This increase was primarily the result of an increase in the average volume of our interest earning assets outstanding and the recognition of $307,000 of interest income related to accelerated accretion on the remaining discount associated with a loan acquired in our America California Bank acquisition that was paid in full.

“During the first quarter of 2017, the Company was able to grow our net loan portfolio by $25 million. This growth was funded with a combination of increased deposit balances of $5 million and an increase in short term FHLB borrowings of $15 million. Net interest income was also helped as the adjustable rate portion of our loan portfolio has begun to reset to higher yields. The current low rate environment has put pressure on our net interest margin, but we have added interest earning assets at spreads that have allowed us to expand our net interest income. Our net interest margin has continued to remain healthy at 3.98% and our increased earnings coupled with a flattening yield curve have allowed our capital base to increase by $4 million during the quarter. We are proud of our accomplishments, which are the result of our hard work and opportunities that allow us to meet our customers’ needs and provide them with the products they want at the time they want them”, stated CEO Tom McGraw.

“Our total non-accrual loans balance increased by $1.8 million during the first quarter. This increase is believed to be isolated to specific borrowers and not indicative on any portfolio segment credit deterioration. Loan charge-offs, net of recoveries, for the first three months of 2017 totaled $23,000. We continue to utilize a conservative underwriting approach in our loan origination process which should serve us well in the future. There was no first quarter provision for loan losses and our allowance for loan losses was considered by management to be sufficient, as of March 31, 2017”, continued Tom McGraw.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	(Unaudited)
	As of
	March 31,
	2017	2016
ASSETS
Cash and due from banks	$25,337	$37,737
Interest-bearing time deposits with financial institutions	205	205
Securities available for sale, at fair value	353,364	329,396
Other equity securities	7,211	6,756
Loans, net of deferred loan fees and allowance for loan losses	807,191	733,991
Bank premises, equipment and leasehold improvements, net	9,571	10,320
Bank owned life insurance	16,349	15,946
Accrued interest receivable	4,785	4,603
Other real estate owned	1,443	1,055
Goodwill	4,580	4,580
Prepaid expenses	768	945
Other assets	15,917	15,444
TOTAL ASSETS	$1,246,721	$1,160,978

LIABILITIES
Deposits:
Demand, noninterest bearing	$287,029	$265,947
Demand, interest bearing	125,643	113,337
Savings and money market	496,697	526,557
Time	115,622	124,410
Total Deposits	1,024,991	1,030,251
Federal Home Loan Bank advances	86,000	—
Note payable	4,200	4,800
Accrued expenses and other liabilities	17,198	17,230
Total Liabilities	1,132,389	1,052,281
STOCKHOLDERS’ EQUITY
Common stock, no par value:	84,603	75,240
Retained earnings	29,842	29,666
Accumulated other comprehensive (loss) earnings, net of tax	(113)	3,791
Total Stockholders’ Equity	114,332	108,697
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,246,721	$1,160,978

CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share amounts)
	(Unaudited)		(Extracted from audited annual financial statements)
	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
	2017	2016	2016	2015
INTEREST INCOME
Interest and fees on loans	$10,073	$9,871	$38,313	$33,235
Interest on dividends and securities	1,943	1,685	7,156	6,008
Interest on deposits with other financial institutions	11	9	44	39
Total interest income	12,027	11,565	45,513	39,282

INTEREST EXPENSE
Deposits	637	783	2,780	2,359
Federal Home Loan Bank advances	145	8	67	9
Interest on note payable	53	57	222	229
Total interest expense	835	848	3,069	2,597
NET INTEREST INCOME	11,192	10,717	42,444	36,685
Provision for (recovery of) loan losses	—	75	150	(305)
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	11,192	10,642	42,294	36,990
NONINTEREST INCOME
Service charges	597	621	2,461	2,501
Net gain on sale of available-for-sale securities	28	184	438	339
Earnings on bank owned life insurance	102	100	402	364
Other income	283	229	1,294	1,292
Total Noninterest Income	1,010	1,134	4,595	4,496
NONINTEREST EXPENSES
Salaries and employee benefits	4,774	4,938	19,474	18,523
Occupancy expense	651	631	2,528	2,517
Equipment expense	402	434	1,765	1,926
Professional fees	473	387	1,363	1,471
FDIC assessment	130	150	600	600
Telephone, postage, supplies	297	295	1,199	1,074
Advertising expense	108	117	524	500
Data processing expense	139	192	657	1,076
Low income housing expense	105	71	284	283
Surety insurance	84	87	347	381
Director fees	72	72	288	288
Other real estate owned expense (recovery), net	10	(10)	(5)	4
Other expenses	360	423	1,668	1,282
Total Noninterest Expense	7,605	7,787	30,692	29,925
EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,597	3,989	16,197	11,561
Provision for income taxes	1,508	1,422	5,696	3,364
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,089	$2,567	$10,501	$8,197

Per Share Data:
Basic earnings per share available to common stockholders	$0.63	$0.54	$2.18	$1.73
Diluted earnings per share available to common stockholders	$0.62	$0.52	$2.12	$1.68
Cash dividends declared	$780	$683	$2,847	$2,409
Average shares outstanding	4,867	4,777	4,822	4,742
Average diluted shares outstanding	5,012	4,921	4,945	4,876
Shares outstanding as of the end of period	4,874	4,794	4,853	4,769

FINANCIAL HIGHLIGHTS
(Dollars in thousands)
	(Unaudited)		(Extracted from audited annual financial statements)
	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
	2017	2016	2016	2015
AVERAGE BALANCES:
Total Assets	$1,233,278	$1,146,493	$1,163,454	$1,010,435
Total Loans	807,741	743,282	746,829	629,814
Total Earning Assets	1,163,509	1,072,790	1,091,703	923,700
Total Deposits	1,013,065	1,012,268	1,017,398	890,369
Total Stockholder’s Equity	109,926	106,219	109,854	100,621

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.00%	0.90%	0.90%	0.81%
Annualized return on average equity	11.24%	9.67%	9.56%	8.15%
Net interest margin (taxable equivalent)	3.98%	4.10%	3.97%	4.06%
Average loans as a percent of average deposits	79.73%	73.43%	73.41%	70.74%
Average total stockholders’ equity as a % of average total assets	8.91%	9.26%	9.44%	9.96%
Annualized common dividend payout ratio	25.25%	26.61%	27.11%	29.39%

NON-PERFORMING ASSETS
(Dollars In Thousands)
		(Extracted from audited annual
	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Non-accrual loans	$8,444	$6,647	$6,903	$8,182	$6,882
Other real estate owned	1,443	1,427	1,346	1,247	1,055
Total non-performing assets	$9,887	$8,074	$8,249	$9,429	$7,937

Loan loss reserve	$10,144	$10,167	$10,092	$10,038	$9,943
Non-accrual loans/Gross loans	1.03%	0.84%	0.92%	1.11%	0.93%
Loan loss reserves/Gross loans	1.24%	1.28%	1.34%	1.36%	1.34%

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
		(Extracted from audited annual
	(Unaudited)	financial statements)	(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
ASSETS
Cash and due from banks	$25,337	$15,758	$17,342	$20,564	$37,737
Interest-bearing time deposits with financial institutions	205	205	204	205	205
Securities available for sale, at fair value	353,364	360,105	358,877	342,420	329,396
Other equity securities	7,211	7,206	7,206	7,206	6,756
Loans, net of deferred loan fees and allowance for loan losses	807,191	782,485	741,407	725,471	733,991
Bank premises, equipment and leasehold improvements, net	9,571	9,837	9,918	10,114	10,320
Bank owned life insurance	16,349	17,247	16,145	16,050	15,946
Accrued interest receivable	4,785	4,942	4,544	4,547	4,603
Other real estate owned	1,443	1,427	1,346	1,247	1,055
Goodwill	4,580	4,580	4,580	4,580	4,580
Prepaid expenses	768	856	670	783	945
Other assets	15,917	14,746	15,309	15,393	15,444
TOTAL ASSETS	$1,246,721	$1,219,394	$1,177,548	$1,148,580	$1,160,978

LIABILITIES
Deposits:
Demand, noninterest bearing	$287,029	$296,273	$285,767	$267,593	$265,947
Demand, interest bearing	125,643	121,086	110,147	112,591	113,337
Savings and money market	496,697	487,763	491,047	508,605	526,557
Time	115,622	114,384	116,496	118,700	124,410
Total Deposits	1,024,991	1,019,506	1,003,457	1,007,489	1,030,251
Federal Home Loan Bank advances	86,000	71,000	37,000	7,000	—
Note payable	4,200	4,350	4,500	4,650	4,800
Accrued expenses and other liabilities	17,198	14,224	18,847	17,026	17,230
Total Liabilities	1,132,389	1,109,080	1,063,804	1,036,165	1,052,281
STOCKHOLDERS’ EQUITY
Common stock, no par value:	84,603	76,433	76,065	75,944	75,240
Retained Earnings	29,842	35,427	33,123	31,424	29,666
Accumulated other comprehensive (losses) earnings, net of tax	(113)	(1,546)	4,556	5,047	3,791
Total Stockholders’ Equity	114,332	110,314	113,744	112,415	108,697
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,246,721	$1,219,394	$1,177,548	$1,148,580	$1,160,978

CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
	(Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
INTEREST INCOME
Interest and fees on loans	$10,073	$9,578	$9,301	$9,563	$9,871
Interest on dividends and securities	1,943	1,925	1,815	1,731	1,685
Interest on deposits with other financial institutions	11	7	6	22	9
Total interest income	12,027	11,510	11,122	11,316	11,565

INTEREST EXPENSE
Deposits	637	631	657	709	783
Federal Home Loan Bank advances	145	48	10	1	8
Interest on note payable	53	55	54	56	57
Total interest expense	835	734	721	766	848
NET INTEREST INCOME	11,192	10,776	10,401	10,550	10,717
Provision for loan losses	—	—	—	75	75
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,192	10,776	10,401	10,475	10,642
NONINTEREST INCOME
Service charges	597	599	623	618	621
Net gain on sale of available-for-sale securities	28	57	140	57	184
Earnings on bank owned life insurance	102	102	94	105	100
Other income	283	565	245	256	229
Total Noninterest Income	1,010	1,323	1,102	1,036	1,134
NONINTEREST EXPENSES
Salaries and employee benefits	4,774	4,839	4,821	4,876	4,938
Occupancy expense	651	635	645	617	631
Equipment expense	402	448	445	438	434
Professional fees	473	384	298	294	387
FDIC assessment	130	150	150	150	150
Telephone, postage, supplies	297	298	300	306	295
Advertising expense	108	120	104	183	117
Data processing expense	139	178	147	140	192
Low income housing expense	105	71	71	71	71
Surety insurance	84	85	88	87	87
Director fees	72	72	72	72	72
Other real estate owned expense (recovery), net	10	5	—	—	(10)
Other expenses	360	458	372	415	423
Total Noninterest Expense	7,605	7,743	7,513	7,649	7,787
EARNINGS BEFORE PROVISION FOR INCOME TAXES	4,597	4,356	3,990	3,862	3,989
Provision for income taxes	1,508	1,314	1,546	1,414	1,422
NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$3,089	$3,042	$2,444	$2,448	$2,567

(Amounts in thousands, except per share amounts and percentages)	(Unaudited) Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Per Share Data:
Basic earnings per share available to common stockholders	$0.63	$0.63	$0.50	$0.51	$0.54
Diluted earnings per share available to common stockholders	$0.62	$0.61	$0.49	$0.50	$0.52
Cash dividends declared	$780	$739	$738	$686	$683
Average shares outstanding	4,867	4,850	4,843	4,811	4,777
Average diluted shares outstanding	5,012	4,974	4,953	4,930	4,921
Shares outstanding as of end of period	4,874	4,853	4,847	4,837	4,794

SELECTED PERFORMANCE DATA
Annualized return on average assets	1.00%	1.02%	0.84%	0.85%	0.90%
Annualized return on average equity	11.24%	10.88%	8.69%	8.98%	9.67%
Net interest margin (taxable equivalent)	3.98%	3.89%	3.88%	3.96%	4.10%
Average loans as a percent of average deposits	79.73%	75.01%	72.96%	72.22%	73.43%
Average total stockholders’ equity as a % of average total assets	8.91%	9.38%	9.70%	9.43%	9.26%
Annualized common dividend payout ratio	25.25%	24.29%	30.20%	28.02%	26.61%

LOANS
(Dollars in thousands)	(Unaudited)	(Extracted from audited annual financial statements)	(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Real estate loans:
Construction	$49,490	$43,683	$38,162	$29,251	$42,465
Commercial	432,301	421,222	404,841	398,290	411,999
Multi family	112,911	105,963	83,946	82,637	59,993
Residential	169,373	170,523	173,476	174,084	173,437
Commercial & industrial loans	49,277	48,874	50,967	51,366	55,694
Consumer loans	6,065	3,533	1,630	1,311	1,675
Gross loans	819,417	793,798	753,022	736,939	745,263
Net deferred loan fees	(1,076)	(1,146)	(1,523)	(1,430)	(1,329)
Allowance for loan losses	(10,144)	(10,167)	(10,092)	(10,038)	(9,943)
NET LOANS	$808,197	$782,485	$741,407	$725,471	$733,991

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.